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                                                                     EXHIBIT 8.1


                                                   HUNTON & WILLIAMS LLP
                                                   RIVERFRONT PLAZA, EAST TOWER
                                                   951 EAST BYRD STREET
                                                   RICHMOND, VIRGINIA 23219-4074

                                                   TEL      804 - 788 - 8200
                                                   FAX      804 - 788 - 8218



                                                   FILE NO: 60878.10

June 29, 2005




Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

                        Windrose Medical Properties Trust
                  Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-3 registration statement (File No. 333-112183), filed with the Securities and Exchange Commission ("SEC") on January 26, 2004 (the "Registration Statement"), with respect to the offer and sale of up to $250,000,000 of common shares of beneficial interest and preferred shares of beneficial interest of the Company, and the offer and sale of up to 2,000,000 Series A Cumulative Convertible Preferred Shares of beneficial interest, par value $0.01 per share, of the Company (the "Preferred Shares"). You have requested our opinion regarding certain U.S. federal income tax matters.

         The Company, through Windrose Medical Properties, L.P., a Virginia limited partnership (the "Operating Partnership"), and its subsidiary partnerships and limited liability companies (the "Subsidiary Partnerships"), owns interests in thirty-four multi-tenant medical office buildings, four ambulatory surgery centers/physician group practice clinics, and four outpatient treatment and diagnostic facilities (the "Properties"). A corporation owned by the Operating Partnership with respect to which the Company has made a "taxable REIT subsidiary" ("TRS") election, Hospital Affiliates Development Corporation, an Indiana corporation ("HADC"), conducts third-party facility planning, project management, medical equipment planning, and implementation services.




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Windrose Medical Properties Trust
June 29, 2005
Page 2


         In giving this opinion letter, we have examined the following:

1. the Company's Declaration of Trust and Articles of Amendment and Restatement, filed on March 13, 2002 and August 6, 2002, respectively, with the Department of Assessments and Taxation of the State of Maryland;

2. the Company's Bylaws;

3. the Registration Statement and the prospectus (the "Prospectus") and the prospectus supplement (the "Prospectus Supplement") contained as a part of the Registration Statement;

4. the Limited Partnership Agreement of the Operating Partnership between the Company, as general partner, and Fred S. Klipsch, as limited partner;

5. the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), dated as of August 21, 2002, among the Company, as general partner, and several limited partners;

6. the partnership and operating agreements governing the Subsidiary Partnerships (the "Subsidiary Partnership Agreements");

8. the TRS elections for HADC and Windrose SPE Mount Vernon Properties, Inc., a Georgia corporation ("Windrose SPE Mount Vernon"); and

9. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 2005, and future taxable years, the Company has operated and will operate in a manner that will make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

3. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of



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Windrose Medical Properties Trust
June 29, 2005
Page 3


this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

4. each partner of the Operating Partnership (a "Partner") that is a corporation or other entity has a valid legal existence;

5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the transactions contemplated thereby; and

6. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, the Partners, HADC, or Windrose SPE Mount Vernon, after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer's Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

         Based on the documents and assumptions set forth above, the factual representations set forth in the Officer's Certificate, and the discussions in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" and in the Prospectus Supplement under the caption "Additional Federal Income Tax Considerations" (which are incorporated herein by reference), we are of the opinion that:

                  (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2002 through December 31, 2004, and the Company's current organization and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2005, and in the future; and

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Other Tax Consequences" and in the Prospectus Supplement under the caption "Additional Federal Income Tax Considerations" are correct in all material

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Windrose Medical Properties Trust
June 29, 2005
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         respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Preferred Shares.

                  We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

                  The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                  The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee (except as provided in the next paragraph), and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Legal Matters" in the Prospectus and "Additional Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.


                                       Very truly yours,


                                       /s/ Hunton & Williams LLP